                                                                  Exhibit (a)(1)

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                   VAN KAMPEN GLOBAL CREDIT OPPORTUNITIES FUND

                                 MARCH 15, 2007

                   VAN KAMPEN GLOBAL CREDIT OPPORTUNITIES FUND
                       AGREEMENT AND DECLARATION OF TRUST

                                      Index

RECITALS                                                                       1

ARTICLE 1 THE TRUST                                                            2

   SECTION 1.1.  Name                                                          2
   SECTION 1.2.  Location                                                      2
   SECTION 1.3.  Nature of Trust                                               2
   SECTION 1.4.  Definitions                                                   2
   SECTION 1.5.  Real Property to be Converted into Personal Property.         5

ARTICLE 2 PURPOSE OF THE TRUST                                                 5

ARTICLE 3 POWERS OF THE TRUSTEES                                               6

   SECTION 3.1.  Powers in General                                             6
      (a)        Investments                                                   6
      (b)        Disposition of Assets                                         7
      (c)        Ownership Powers                                              7
      (d)        Form of Holding                                               7
      (e)        Reorganization, etc.                                          7
      (f)        Voting Trusts, etc.                                           7
      (g)        Contracts, etc.                                               7
      (h)        Guarantees, etc.                                              8
      (i)        Partnerships, etc.                                            8
      (j)        Insurance                                                     8
      (k)        Pensions, etc                                                 8
      (I)        Power of Collection and Litigation                            8
      (m)        Issuance and Repurchase of Shares                             8
      (n)        Offices                                                       9
      (o)        Expenses                                                      9
      (p)        Agents, etc.                                                  9
      (q)        Accounts                                                      9
      (r)        Valuation                                                     9
      (s)        Indemnification                                               9
      (t)        General                                                       9
   SECTION 3.2.  Borrowings; Financings; Issuance of Securities                9
   SECTION 3.3.  Deposits                                                     10
   SECTION 3.4.  Allocations                                                  10
   SECTION 3.5.  Further Powers; Limitations                                  10

ARTICLE 4 TRUSTEES AND OFFICERS                                               10

   SECTION 4.1.  Number, Designation, Election, Term, etc                     10
      (a)        Initial Trustee                                              10
      (b)        Number                                                       11

      (c)        Election and Term                                            12
      (d)        Resignation and Retirement                                   12
      (e)        Removal                                                      12
      (f)        Vacancies                                                    12
      (g)        Acceptance of Trusts                                         12
      (h)        Effect of Death, Resignation, etc.                           13
      (i)        Conveyance                                                   13
      (j)        No Accounting                                                13
   SECTION 4.2.  Trustees' Meetings; Participation by Telephone, etc.         13
   SECTION 4.3.  Committees; Delegation                                       13
   SECTION 4.4.  Officers                                                     13
   SECTION 4.5.  Compensation of Trustees and Officers                        13
   SECTION 4.6.  Ownership of Shares and Securities of the Trust              14
   SECTION 4.7.  Right of Trustees and Officers to Own Property or to
                 Engage in Business; Authority of Trustees to Permit Others
                 to Do Likewise                                               14
   SECTION 4.8.  Reliance on Experts                                          14
   SECTION 4.9.  Surety Bonds                                                 15
   SECTION 4.10. Apparent Authority of Trustees and Officers                  15
   SECTION 4.11. Other Relationships Not Prohibited                           15
   SECTION 4.12. Payment of Trust Expenses                                    15
   SECTION 4.13. Ownership of the Trust Property                              16
   SECTION 4.14. Bylaws                                                       16

ARTICLE 5 DELEGATION OF MANAGERIAL RESPONSIBILITIES                           16

   SECTION 5.1.  Appointment; Action by Less than All Trustees                16
   SECTION 5.2.  Certain Contracts                                            16
      (a)        Advisory                                                     17
      (b)        Administration                                               17
      (c)        Underwriting                                                 17
      (d)        Custodian                                                    17
      (e)        Transfer and Dividend Disbursing Agent                       17
      (f)        Shareholder Servicing                                        18
      (g)        Accounting                                                   18
      (h)        Chief Compliance Officer Agreement                           18

ARTICLE 6 SERIES AND SHARES                                                   18

   SECTION 6.1.  Description of Series and Shares                             18
      (a)        General                                                      18
      (b)        Preferred Shares or Other Securities                         18
      (c)        Establishment, etc. of Series; Authorization of Shares       19
      (d)        Character of Separate Series and Shares Thereof              19
      (e)        Consideration for Shares                                     19
      (f)        Assets Belonging to Series                                   20
      (g)        Liabilities of Series                                        20
      (h)        Dividends                                                    20
      (i)        Liquidation                                                  21
      (j)        Voting                                                       21
      (k)        Net Asset Value                                              21

      (l)        Transfer                                                     22
      (m)        Equality                                                     22
      (n)        Rights of Fractional Shares                                  22
      (o)        Conversion Rights                                            22
   SECTION 6.2.  Ownership of Shares                                          22
   SECTION 6.3.  Investments in the Trust                                     23
   SECTION 6.4.  No Pre-emptive Rights                                        23
   SECTION 6.5.  Status of Shares                                             23

ARTICLE 7 SHAREHOLDERS' VOTING POWERS AND MEETINGS                            23

   SECTION 7.1.  Voting Powers                                                23
   SECTION 7.2.  Number of Votes and Manner of Voting; Proxies                24
   SECTION 7.3.  Meetings                                                     24
   SECTION 7.4.  Record Dates                                                 25
   SECTION 7.5.  Quorum and Required Vote                                     25
   SECTION 7.6.  Action by Written Consent                                    25
   SECTION 7.7.  Inspection of Records                                        26
   SECTION 7.8.  Additional Provisions                                        26

ARTICLE 8 LIMITATION OF LIABILITY; INDEMNIFICATION                            26

   SECTION 8.1.  Trustees, Shareholders, etc. Not Personally Liable; Notice   26
   SECTION 8.2.  Trustees' Good Faith Action; Expert Advice; No Bond or
                 Surety                                                       26
   SECTION 8.3.  Indemnification of Shareholders                              27
   SECTION 8.4.  Indemnification of Trustees, Officers, etc.                  27
   SECTION 8.5.  Compromise Payment                                           28
   SECTION 8.6.  Indemnification Not Exclusive, etc.                          28
   SECTION 8.7.  Liability of Third Persons Dealing with Trustees             28

ARTICLE 9 DURATION; REORGANIZATION; INCORPORATION; AMENDMENTS                 29

   SECTION 9.1.  Duration of Trust                                            29
   SECTION 9.2.  Termination of Trust                                         29
   SECTION 9.3.  Reorganization                                               29
   SECTION 9.4.  Incorporation                                                30
   SECTION 9.5.  Amendments; etc.                                             30
   SECTION 9.6.  Filing of Copies of Declaration and Amendments               30

ARTICLE 10 MISCELLANEOUS                                                      31

   SECTION 10.1. Notices                                                      31
   SECTION 10.2. Governing Law                                                31
   SECTION 10.3. Counterparts                                                 31
   SECTION 10.4. Reliance by Third Parties                                    31
   SECTION 10.5. References; Headings                                         31
   SECTION 10.6. Provisions in Conflict With Law or Regulation                31
   SECTION 10.7. Use of the Name "Van Kampen"                                 31

Signature                                                                     32

Acknowledgment                                                                33

                       AGREEMENT AND DECLARATION OF TRUST

                                       OF

                   VAN KAMPEN GLOBAL CREDIT OPPORTUNITIES FUND

     This AGREEMENT AND DECLARATION OF TRUST, made at this 15th day of March, 2007, by the Trustees hereunder, and by the holders of shares of beneficial interest issued hereunder as herein after provided.

                                WITNESSETH THAT:

     WHEREAS, this Trust has been formed to carry on business as set forth more particularly hereinafter;

     WHEREAS, this Trust is authorized to issue an unlimited number of its shares of beneficial interest all in accordance with the provisions hereinafter set forth;

     WHEREAS, the Trustees have agreed to manage all property coming into their hands as Trustees of a Delaware statutory trust in accordance with the provisions hereinafter set forth; and

     WHEREAS, the parties hereto intend that the Trust created by this Declaration and the Certificate of Trust filed with the Secretary of State of the State of Delaware on March 15, 2007 shall constitute a statutory trust under the Delaware Statutory Trust Act and that this Declaration shall constitute the governing instrument of such statutory trust.

     NOW, THEREFORE, the Trustees hereby declare that they will hold all cash, securities, and other assets which they from time to time acquire in any manner as Trustees hereunder IN TRUST to manage and dispose of the same upon the following terms and conditions for the benefit of the holders from time to time of shares of beneficial interest in this Trust as hereinafter set forth.

                                    ARTICLE I

                                    THE TRUST

SECTION 1.1 Name. The name of the Trust shall be

                  "VAN KAMPEN GLOBAL CREDIT OPPORTUNITIES FUND"

and so far as may be practicable, the Trustees shall conduct the Trust's activities, execute all documents and sue or be sued under that name, which name (and the word "Trust" wherever used in this Agreement and Declaration of Trust, except where the context otherwise requires) shall refer to the Trustees in their capacity as Trustees, and not individually or personally, and shall not refer to the officers, agents or employees of the Trust or of such Trustees, or to the holders of the Shares of Beneficial Interest of the Trust or any Series. If the Trustees determine that the use of such name is not practicable, legal or convenient at any time or in any jurisdiction, or if the Trust is required to discontinue the use of such name pursuant to Section 10.7 hereof, then subject to that Section, the Trustees may use such other designation, or they may adopt such other name for the Trust as they deem proper, and the Trust may hold property and conduct its activities under such designation or name.

     SECTION 1.2. Location. The Trust shall maintain a registered office in the State of Delaware and may have such other offices or places of business as the Trustees may from time to time determine to be necessary or expedient.

     SECTION 1.3. Nature of Trust. The Trust shall be a trust with transferable shares under the laws of The State of Delaware, of the type defined in Title 12, Chapter 38, Section 3801 of the Delaware Code as a business trust. The Trust is not intended to be, shall not be deemed to be, and shall not be treated as, a general partnership, limited partnership, joint venture, corporation or joint stock company. The Shareholders shall be beneficiaries and their relationship to the Trustees shall be solely in that capacity in accordance with the rights conferred upon them hereunder.

     SECTION 1.4. Definitions. As used in this Agreement and Declaration of Trust, the following terms shall have the meanings set forth below unless the context thereof otherwise requires:

     "Accounting Agent" shall have the meaning designated in Section 5.2(g) hereof.

     "Administrator" shall have the meaning designated in Section 5.2(b) hereof.

     "Affiliated Person" shall have the meaning assigned to it in the 1940 Act.

     "By-Laws" shall mean the By-Laws of the Trust, as amended from time to time.

     "Certificate of Designation" shall have the meaning designated in Section
6.1 hereof.

     "Certificate of Termination" shall have the meaning designated in Section
6.1 hereof.

     "Class" or "Classes" shall mean, with respect to the Trust (or any Series thereof), any unissued Shares of the Trust (or such Series) in respect of which the Trustees shall from time to time fix and determine any special provisions relating to sales charges, any rights of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the Shareholders of such Class shall have separate voting rights or no voting rights.

     "Commission" shall have the same meaning as in the 1940 Act.

     "Common Shareholder" shall mean a record owner of outstanding Common
Shares.

     "Common Shares" shall mean the common shares of beneficial interest in the Trust as described in Section 6.1 hereof and includes fractions of Common Shares as well as whole Common Shares.

     "Contracting Party" shall have the meaning designated in the preamble to
Section 5.2 hereof.

     "Conversion Date" shall mean with respect to Shares of any Class that are convertible automatically into Shares of any other Class of the Trust (or Series thereof) the date fixed by the Trustees for such conversion.

     "Covered Person" shall have the meaning designated in Section 8.4 hereof.

     "Custodian" shall have the meaning designated in Section 5.2(d) hereof.

     "Declaration" and "Declaration of Trust" shall mean this Agreement and Declaration of Trust and all amendments or modifications thereof as from time to time in effect. This Agreement and Declaration of Trust is the "governing instrument" of the Trust within the meaning of the laws of the State of Delaware with respect to Delaware business trusts. References in this Agreement and Declaration of Trust to "hereof", "herein" and "hereunder" shall be deemed to refer to the Declaration of Trust generally, and shall not be limited to the particular text, Article or Section in which such words appear.

     "Disabling Conduct" shall have the meaning designated in Section 8.4 hereof.

     "Distributor" shall have the meaning designated in Section 5.2(c) hereof.

     "Dividend Disbursing Agent" shall have the meaning designated in Section 5.2(e) hereof.

     "Initial Trustee" shall have the meaning defined in Section 4.1(a) hereof.

     "Investment Adviser" shall have the meaning defined in Section 5.2(a) hereof.

     "Majority of the Trustees" shall mean a majority of the Trustees in office at the time in question. At any time at which there shall be only one (1) Trustee in office, such term shall mean such Trustee.

     "Majority Shareholder Vote," as used with respect to (a) the election of any Trustee at a meeting of Shareholders, shall mean the vote for the election of such Trustee of a plurality of all outstanding Shares of the Trust, without regard to Series, represented in person or by proxy and entitled to vote thereon, provided that a quorum (as determined in accordance with the By-Laws) is present, (b) any other action required or permitted to be taken by Shareholders, shall mean the vote for such action of the holders of that majority of all outstanding Shares (or, where a separate vote of Shares of any particular Series is to be taken, the affirmative vote of that majority of the outstanding Shares of that Series) of the Trust which consists of: (i) a majority of all Shares (or of Shares of the particular Series) represented in person or by proxy and entitled to vote on such action at the meeting of Shareholders at which such action is to be taken, provided that a quorum (as determined in accordance with the By-Laws) is present; or (ii) if such action is to be taken by written consent of Shareholders, a majority of all Shares (or of Shares of the particular Series) issued and outstanding and entitled to vote on such action; provided that (iii) as used with respect to any action requiring the affirmative vote of "a majority of the outstanding voting securities," as the quoted phrase is defined in the 1940 Act, of the Trust or of any Series, "Majority Shareholder Vote" means the vote for such action at a meeting of Shareholders of the smallest majority of all outstanding Shares of the Trust (or of Shares of the particular Series) entitled to vote on such action which satisfies such 1940 Act voting requirement.

     "1940 Act" shall mean the provisions of the Investment Company Act of 1940 and the rules and regulations thereunder, both as amended from time to time, and any order or orders thereunder which may from time to time be applicable to the Trust.

     "Person" shall mean and include individuals, as well as corporations, limited partnerships, general partnerships, joint stock companies, joint ventures, associations, banks, trust companies, land trusts, business trusts or other organizations established under the laws of any jurisdiction, whether or not considered to be legal entities, and governments and agencies and political subdivisions thereof.

     "Preferred Shares" shall mean the preferred shares of beneficial interest in the Trust as described in Section 6.1 hereof and includes fractions of Preferred Shares as well as whole Preferred Shares.

     "Principal Underwriter" shall have the meaning designated in Section 5.2(c) hereof.

     "Prospectus," as used with respect to the Trust (or the Shares of a particular Series), shall mean the prospectus relating to the Trust (or such Series) which constitutes part of the currently effective Registration Statement of the Trust under the Securities Act of 1933, as amended, as such prospectus may be amended or supplemented from time to time.

     "Securities" shall have the same meaning ascribed to that term in the Securities Act of 1933, as amended.

     "Series" shall mean one or more of the series of Shares authorized by the Trustees to represent the beneficial interest in one or more separate components of the assets of the Trust which are now or hereafter established and designated under or in accordance with the provisions of Article 6 hereof.

     "Shareholder" shall mean as of any particular time any Person shown of record at such time on the books of the Trust as a holder of outstanding Shares of any Series, and shall include a pledgee into whose name any such Shares are transferred in pledge.

     "Shareholder Servicing Agent" shall have the meaning designated in Section 5.2(f) hereof.

     "Shares" shall mean the transferable units into which the beneficial interest in the Trust and each Series of the Trust (as the context may require) shall be divided from time to time, and includes fractions of Shares as well as whole Shares. Shares includes any Common Shares of the Trust as well as any Preferred Shares or any preferred units of beneficial interest which may be issued from time to time, as described herein. All references herein to "Shares" which are not accompanied by a reference to any particular Series or Class shall be deemed to apply to outstanding Shares without regard to Series or Class.

     "Single Class Voting," as used with respect to any matter to be acted upon at a meeting or by written consent of Shareholders, shall mean a style of voting in which each holder of one or more Shares shall be entitled to one vote on the matter in question for each Share standing in his name on the records of the Trust, irrespective of Series or Class of a Series, and all outstanding Shares of all Series vote as a single class.

     "Statement of Additional Information," as used with respect to the Trust (or any Series), shall mean the statement of additional information relating to the Trust (or such Series) which constitutes part of the currently effective Registration Statement of the Trust under the Securities Act of 1933, as amended, as such statement of additional information may be amended or supplemented from time to time.

     "Transfer Agent" shall have the meaning defined in Section 5.2(e) hereof.

     "Trust" shall mean the trust named in Section 1.1 hereof.

     "Trust Property" shall mean, as of any particular time, any and all property which shall have been transferred, conveyed or paid to the Trust or the Trustees, and all interest, dividends, income, earnings, profits and gains therefrom, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation thereof, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, and which at such time is owned or held by, or for the account of, the Trust or the Trustees, without regard to the Series to which such property is allocated.

     "Trustees" shall mean, collectively, the Initial Trustee, so long as he shall continue in office, and all other individuals who at the time in question have been duly elected or appointed as Trustees of the Trust in accordance with the provisions hereof and who have qualified and are then in office. At any time at which there shall be only one (I) Trustee in office, such term shall mean such single Trustee.

     SECTION 1.5. Real Property to be Converted into Personal Property. Notwithstanding any other provision hereof, any real property at any time forming part of the Trust Property shall be held in trust for sale and conversion into personal property at such time or times and in such manner and upon such terms as the Trustees shall approve, but the Trustees shall have power until the termination of this Trust to postpone such conversion as long as they in their uncontrolled discretion shall think fit, and for the purpose of determining the nature of the interest of the Shareholders therein, all such real property shall at all times be considered as personal property.

                                    ARTICLE 2

                              PURPOSE OF THE TRUST

     The purpose of the Trust shall be to (a) manage, conduct, operate and carry on the business of an investment company; (b) subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to Securities of any type whatsoever, whether equity or nonequity, of any issuer, evidences of indebtedness of any person and any other rights, interest, instruments or property of any sort to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investment of every kind and description, including without limitation, the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments. The Trustees shall not be limited by any law limiting the investments which may be made by fiduciaries.

                                    ARTICLE 3

                             POWERS OF THE TRUSTEES

     SECTION 3.1. Powers in General. The Trustees shall have, without other or further authorization, full, entire, exclusive and absolute power, control and authority over, and management of, the business of the Trust and over the Trust Property, to the same extent as if the Trustees were the sole owners of the business and property of the Trust in their own right, and with such powers of delegation as may be permitted by this Declaration, subject only to such limitations as may be expressly imposed by this Declaration of Trust or by applicable law. The enumeration of any specific power or authority herein shall not be construed as limiting the aforesaid power or authority or any specific power or authority. Without limiting the foregoing; they may select, and from time to time change, the fiscal year of the Trust; they may adopt and use a seal for the Trust, provided that unless otherwise required by the Trustees, it shall not be necessary to place the seal upon, and its absence shall not impair the validity of, any document, instrument or other paper executed and delivered by or on behalf of the Trust; they may from time to time in accordance with the provisions of Section 6.1 hereof establish one or more Series to which they may allocate such of the Trust Property, subject to such liabilities, as they shall deem appropriate, each such Series to be operated by the Trustees as a separate and distinct investment medium and with separately defined investment objectives and policies and distinct investment purposes, all as established by the Trustees, or from time to time changed by them; they may as they consider appropriate elect and remove officers and appoint and terminate agents and consultants and hire and terminate employees, any one or more of the foregoing of whom may be a Trustee; they may appoint from their own number, and terminate, any one or more committees consisting of one or more Trustees, including without implied limitation an Executive Committee, which may, when the Trustees are not in session and subject to the 1940 Act, exercise some or all of the power and authority of the Trustees as the Trustees may determine; in accordance with
Section 5.2 they may employ one or more Investment Advisers, Administrators and Custodians and may authorize any such service provider to employ one or more other service providers and to deposit all or any part of such assets in a system or systems for the central handling of Securities, retain Transfer, Dividend Disbursing, Accounting or Shareholder Servicing Agents or any of the foregoing, provide for the distribution of Shares by the Trust through one or more Distributors, Principal Underwriters or otherwise, set record dates or times for the determination of Shareholders entitled to participate in, benefit from or act with respect to various matters; and in general they may delegate to any officer of the Trust, to any Committee of the Trustees and to any employee, Investment Adviser, Administrator, Distributor, Custodian, Transfer Agent, Dividend Disbursing Agent, or any other agent or consultant of the Trust, such authority, powers, functions and duties as they consider desirable or appropriate for the conduct of the business and affairs of the Trust, including without implied limitation the power and authority to act in the name of the Trust and of the Trustees, to sign documents and to act as attorney-in-fact for the Trustees. Without limiting the foregoing and to the extent not inconsistent with the 1940 Act or other applicable law, the Trustees shall have power and authority:

     (a) Investments. To subscribe for, invest in, reinvest in, purchase or otherwise acquire, hold, pledge, sell, assign, transfer, exchange, distribute or otherwise deal in or dispose of any and all sorts of property, tangible or intangible, including but not limited to Securities of any type whatsoever, whether equity or nonequity, of any issuer, evidences of indebtedness of any person and any other rights, interest, instruments or property of any sort, to exercise any and all rights, powers and privileges of ownership or interest in respect of any and all such investments of every kind and description, including without limitation the right to consent and otherwise act with respect thereto, with power to designate one or more Persons to exercise any of said rights, powers and privileges in respect of any of said investments, in every case without being limited by any law limiting the investments which may be made by fiduciaries;

     (b) Disposition of Assets. Upon such terms and conditions as they deem best, to lend, sell, exchange, mortgage, pledge, hypothecate, grant security interests in, encumber, negotiate, convey, transfer or otherwise dispose of, and to trade in, any and all of the Trust Property, free and clear of all trusts, for cash or on terms, with or without advertisement, and on such terms as to payment, security or otherwise, all as they shall deem necessary or expedient;

     (c) Ownership Powers. To vote or give assent, or exercise any and all other rights, powers and privileges of ownership with respect to, and to perform any and all duties and obligations as owners of, any Securities or other property forming part of the Trust Property, the same as any individual might do; to exercise powers and rights of subscription or otherwise which in any manner arise out of ownership of Securities, and to receive powers of attorney from, and to execute and deliver proxies or powers of attorney to, such Person or Persons as the Trustees shall deem proper, receiving from or granting to such Person or Persons such power and discretion with relation to Securities or other property of the Trust, all as the Trustees shall deem proper;

     (d) Form of Holding. To hold any Security or other property in a form not indicating any trust, whether in bearer, unregistered or other negotiable form, or in the name of the Trustees or of the Trust, or of the Series to which such Securities or property belong, or in the name of a Custodian, subcustodian or other nominee or nominees, or otherwise, upon such terms, in such manner or with such powers, as the Trustees may determine, and with or without indicating any trust or the interest of the Trustees therein;

     (e) Reorganizations etc. To consent to or participate in any plan for the reorganization, consolidation or merger of any corporation or issuer, any Security of which is or was held in the Trust or any Series; to consent to any contract, lease, mortgage, purchase or sale of property by such corporation or issuer, and to pay calls or subscriptions with respect to any Security forming part of the Trust Property;

     (f) Voting Trusts, etc. To join with other holders of any Securities in acting through a committee, depository, voting trustee or otherwise, and in that connection to deposit any Security with, or transfer any Security to, any such committee, depository or trustee, and to delegate to them such power and authority with relation to any Security (whether or not so deposited or transferred) as the Trustees shall deem proper, and to agree to pay, and to pay, such portion of the expenses and compensation of such committee, depository or trustee as the Trustees shall deem proper;

     (g) Contracts, etc. To enter into, make and perform all such obligations, contracts, agreements and undertakings of every kind and description, with any Person or Persons, as the Trustees shall in their discretion deem expedient in the conduct of the business of the Trust, for such terms as they shall see fit, whether or not extending beyond the term of office of the Trustees, or beyond the possible expiration of the Trust; to amend, extend, release or cancel any such obligations, contracts, agreements or understandings; and to execute, acknowledge, deliver and record all written instruments which they may deem necessary or expedient in the exercise of their powers;

     (h) Guarantees, etc. To endorse or guarantee the payment of any notes or other obligations of any Person; to make contracts of guaranty or suretyship, or otherwise assume liability for payment thereof; and to mortgage and pledge the Trust Property or any part thereof to secure any of or all such obligations;

     (i) Partnerships, etc. To enter into joint ventures, general or limited partnerships and any other combinations or association;

     (j) Insurance. To purchase and pay for entirely out of Trust Property such insurance as they may deem necessary or appropriate for the conduct of the business, including, without limitation, insurance policies insuring the assets of the Trust and payment of distributions and principal on its portfolio investments, and insurance policies insuring the Shareholders, Trustees, officers, employees, agents, consultants, Investment Advisers, managers, Administrators, Distributors, Principal Underwriters, or other independent contractors, or any thereof (or any Person connected therewith), of the Trust, individually, against all claims and liabilities of every nature arising by reason of holding, being or having held any such office or position, or by reason of any action alleged to have been taken or omitted by any such Person in any such capacity, whether or not the Trust would have the power to indemnify such Person against such liability;

     (k) Pensions, etc. To pay pensions for faithful service, as deemed appropriate by the Trustees, and to adopt, establish and carry out pension, profit sharing, share bonus, share purchase, savings, thrift, deferred compensation and other retirement, incentive and benefit plans, trusts and provisions, including the purchasing of life insurance and annuity contracts as a means of providing such retirement and other benefits, for any or all of the Trustees, officers, employees and agents of the Trust;

     (l) Power of Collection and Litigation. To collect, sue for and receive all sums of money coming due to the Trust, to employ counsel, and to commence, engage in, prosecute, intervene in, join, defend, compound, compromise, adjust or abandon, in the name of the Trust, any and all actions, suits, proceedings, disputes, claims, controversies, demands or other litigation or legal proceedings relating to the Trust, the business of the Trust, the Trust Property, or the Trustees, officers, employees, agents and other independent contractors of the Trust, in their capacity as such, at law or in equity, or before any other bodies or tribunals, and to compromise, arbitrate or otherwise adjust any dispute to which the Trust may be a party, whether or not any suit is commenced or any claim shall have been made or asserted. Except to the extent required for a Delaware business trust, the Shareholders shall have no power to vote as to whether or not a court action, legal proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or the Shareholders.

     (m) Issuance and Repurchase of Shares. To authorize, issue, sell, repurchase, redeem, retire, cancel, acquire, hold, resell, reissue, dispose of, transfer, list on a securities exchange or market, and otherwise deal in Shares of any Series, and, subject to Article 6 hereof, to apply to any such repurchase, redemption, retirement, cancellation or acquisition of Shares of any Series, any of the assets belonging to the Series to which such Shares relate, whether constituting capital or surplus or otherwise, to the full extent now or hereafter permitted by applicable law; provided that any Shares belonging to the Trust shall not be voted, directly or indirectly;

     (n) Offices. To have one or more offices, and to carry on all or any of the operations and business of the Trust, in any of the States, Districts or Territories of the United States, and in any and all foreign countries, subject to the laws of such State, District, Territory or country;

     (o) Expenses. To incur and pay any and all such expenses and charges as they may deem advisable (including without limitation appropriate fees to themselves as Trustees), and to pay all such sums of money for which they may be held liable by way of damages, penalty, fine or otherwise;

     (p) Agents, etc. To retain and employ any and all such servants, agents, employees, attorneys, brokers, Investment Advisers, accountants, architects, engineers, builders, escrow agents, depositories, consultants, ancillary trustees, custodians, agents for collection, insurers, banks and officers, as they think best for the business of the Trust or any Series, to supervise and direct the acts of any of the same, and to fix and pay their compensation and define their duties;

     (q) Accounts. To determine, and from time to time change, the method or form in which the accounts of the Trust or any Series shall be kept;

     (r) Valuation. Subject to the requirements of the 1940 Act, to determine from time to time the value of all or any part of the Trust Property and of any services, Securities, property or other consideration to be furnished to or acquired by the Trust, and from time to time to revalue all or any part of the Trust Property in accordance with such appraisals or other information as is, in the Trustees' sole judgment, necessary and satisfactory;

     (s) Indemnification. In addition to the mandatory indemnification provided for in Article 8 hereof and to the extent permitted by law, to indemnify or enter into agreements with respect to indemnification with any Person with whom this Trust has dealings, including, without limitation, any independent contractor, to such extent as the Trustees shall determine; and

     (t) General. Subject to the fundamental policies in effect from time to time with respect to the Trust, to do all such other acts and things and to conduct, operate, carry on and engage in such other lawful businesses or business activities as they shall in their sole and absolute discretion consider to be incidental to the business of the Trust or any Series as an investment company, and to exercise all powers which they shall in their discretion consider necessary, useful or appropriate to carry on the business of the Trust or any Series, to promote any of the purposes for which the Trust is formed, whether or not such things are specifically mentioned herein, in order to protect or promote the interests of the Trust or any Series, or otherwise to carry out the provisions of this Declaration.

     SECTION 3.2. Borrowings; Financings; Issuance of Securities. The Trustees have power, subject to the fundamental policies in effect from time to time with respect to the Trust, to borrow or in any other manner raise such sum or sums of money, or otherwise obtain credit or utilize leverage to the maximum extent permitted by law or regulation and to incur such other indebtedness for goods or services, or for or in connection with the purchase or other acquisition of property, as they shall deem advisable for the purposes of the Trust, in any manner and on any terms, and to evidence the same by negotiable or nonnegotiable Securities which may mature at any time or times, even beyond the possible date of termination of the Trust; to issue Securities of any type for such cash, property, services or other considerations, and at such time or times and upon such terms, as they may deem advisable; and to reacquire any such Securities. Any such Securities of the Trust may, at the discretion of the Trustees, have rights and powers senior or subordinated to the rights and powers of Shares or a Series or Class of Shares, be made convertible into Shares of any Series, or may evidence the right to purchase, subscribe for or otherwise acquire Shares of any Series, at such times and on such terms as the Trustees may prescribe.

     SECTION 3.3. Deposits. Subject to the requirements of the 1940 Act, the Trustees shall have power to deposit any moneys or Securities included in the Trust Property with any one or more banks, trust companies or other banking institutions, whether or not such deposits will draw interest. Such deposits are to be subject to withdrawal in such manner as the Trustees may determine, and the Trustees shall have no responsibility for any loss which may occur by reason of the failure of the bank, trust company or other banking institution with which any such moneys or Securities have been deposited, except as provided in
Section 8.2 hereof.

     SECTION 3.4. Allocations. The Trustees shall have power to determine whether moneys or other assets received by the Trust shall be charged or credited to income or capital, or allocated between income and capital, including the power to amortize or fail to amortize any part or all of any premium or discount, to treat any part or all of the profit resulting from the maturity or sale of any asset, whether purchased at a premium or at a discount, as income or capital, or to apportion the same between income and capital, to apportion the sale price of any asset between income and capital, and to determine in what manner any expenses or disbursements are to be borne as between income and capital, whether or not in the absence of the power and authority conferred by this Section 3.4 such assets would be regarded as income or as capital or such expense or disbursement would be charged to income or to capital; to treat any dividend or other distribution on any investment as income or capital, or to apportion the same between income and capital; to provide or fail to provide reserves, including reserves for depreciation, amortization or obsolescence in respect of any Trust Property in such amounts and by such methods as they shall determine; to allocate less than all of the consideration paid for Shares of any Series to surplus with respect to the Series to which such Shares relate and to allocate the balance thereof to paid-in capital of that Series, and to reallocate such amounts from time to time; all as the Trustees may reasonably deem proper.

     SECTION 3.5. Further Powers: Limitations. The Trustees shall have power to do all such other matters and things, and to execute all such instruments, as they deem necessary, proper or desirable in order to carry out, promote or advance the interests of the Trust, although such matters or things are not herein specifically mentioned. Any determination as to what is in the interests of the Trust made by the Trustees in good faith shall be conclusive. In construing the provisions of this Declaration of Trust, the presumption shall be in favor of a grant of power to the Trustees. The Trustees shall not be required to obtain any court order to deal with the Trust Property. The Trustees may limit their right to exercise any of their powers through express restrictive provisions in the instruments evidencing or providing the terms for any Securities of the Trust or in other contractual instruments adopted on behalf of the Trust.

                                    ARTICLE 4

                              TRUSTEES AND OFFICERS

     SECTION 4.1. Number, Designation, Election, Term, etc.

     (a) Initial Trustee. Upon his execution of this Declaration of Trust or a counterpart hereof or some other writing in which he accepts such Trusteeship and agrees to the provisions hereof, the individual whose signature is affixed hereto as Initial Trustee shall become the Initial Trustee hereof.

     (b) Number. The Trustees serving as such, whether named above or hereafter becoming Trustees, may increase (to not more than fifteen (15)) or decrease the number of Trustees to a number other than the number theretofore determined by a written instrument signed by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees). No decrease in the number of Trustees shall have the effect of removing any Trustee from office prior to the expiration of his term, but the number of Trustees may be decreased in conjunction with the removal of a Trustee pursuant to subsection (e) of this
Section 4.1.

     (c) Election and Term. The Trustees shall be elected by the Shareholders of the Trust at the first meeting of Shareholders immediately prior to the initial public offering of Shares of the Trust, and the term of office of any Trustees in office before such election shall terminate at the time of such election. The Trustees shall be divided into three classes, designated Class I, Class II and Class III. The number of Trustees in each class shall be as nearly equal as practicable, as determined from time to time by resolution of the Trustees. The term of office of Class I Trustees shall expire on the date of the first annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the Registration Statement relating to the Shares under the Securities Act of 1933, as amended. The term of office of Class II Trustees shall expire on the date of the second annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the Registration Statement relating to the Shares under the Securities Act of 1933, as amended. The term of office of Class III Trustees shall expire on the date of the third annual meeting of Shareholders or special meeting in lieu thereof following the effective date of the Registration Statement relating to the Shares under the Securities Act of 1933, as amended. Upon expiration of the term of office of each class as set forth above, the Trustees of each respective class shall thereafter be elected for three year terms, which terms shall expire on the date of the third annual meeting of Shareholders, or special meeting in lieu thereof, after the date of the election of the respective class of Trustees. Subject to the rights of the Preferred Shareholders, the Trustees shall be elected by the Common Shareholders owning of record a plurality of the Common Shares voting as a class at an annual meeting of the Shareholders or special meeting in lieu thereof called for that purpose, except as provided in Section 4.1(f); provided, however, that the Preferred Shareholders owning of record a plurality of the Preferred Shares voting as a class at an annual meeting of the Shareholders or special meeting in lieu thereof called for such purpose, shall elect at least two (2) Trustees at all times, and, provided further, that the Preferred Shareholders owning of record a plurality of the Preferred Shares voting as a class shall elect at least a majority of the Trustees, which number of Trustees shall be increased appropriately in order to effectuate such rights, after giving effect to resignations of Trustees, if (i) at any time the dividends on the Preferred Shares shall be unpaid in an amount equal to two (2) full years dividends on the Preferred Shares, with such representation to continue until all dividends in arrears shall have been paid or otherwise provided for, or (ii) pursuant to the designations and powers, preferences and rights, and the qualifications, limitations hereof.

Subject to Section 16(a) of the 1940 Act and to the preceding sentence of this subsection (c) and to any requirements specified in the By-Laws, the Trustees shall have the power to set and alter the terms of office of the Trustees, and at any time to lengthen or shorten their own terms or make their terms of unlimited duration, to elect their own successors and, pursuant to subsection
(f) of this Section 4.1, to appoint Trustees to fill vacancies; provided that Trustees shall be elected by a Majority Shareholder Vote at any such time or times as the Trustees shall determine that such action is required under Section 16(a) of the 1940 Act or, if not so required, that such action is advisable; and further provided that, after the initial election of Trustees by the Shareholders, the term of office of any incumbent Trustee shall continue until the termination of this Trust or his earlier death, resignation, retirement, bankruptcy, adjudicated incompetency or other incapacity or removal, or if not so terminated, until the election of such Trustee's successor in office has become effective in accordance with this subsection (c).

     (d) Resignation and Retirement. Any Trustee may resign his trust or retire as a Trustee, by a written instrument signed by him and delivered to the other Trustees or to any officer of the Trust, and such resignation or retirement shall take effect upon such delivery or upon such later date as is specified in such instrument.

     (e) Removal. Any Trustee may be removed: (i) by vote of Shareholders holding a majority of the Shares of the Trust then outstanding, cast in person or by proxy at any meeting called for the purpose; or (ii) by a written declaration signed by Shareholders holding not less than a majority of the Shares of the Trust then outstanding.

     (f) Vacancies. Any vacancy or anticipated vacancy resulting from any reason, including an increase in the number of Trustees, may (but need not unless required by the 1940 Act) be filled by a Majority of the Trustees, subject to the provisions of Section 16(a) of the 1940 Act, through the appointment in writing of such other individual as such remaining Trustees in their discretion shall determine; provided that if there shall be no Trustees in office, such vacancy or vacancies shall be filled by Majority Shareholder Vote; provided further, that if the Shareholders of any Class or Series of Shares are entitled to separately elect one or more Trustees, a majority of the remaining Trustees or the sole remaining Trustee elected by that Class or Series may fill any vacancy among the number of Trustees elected by that Class or Series. Any such appointment or election shall be effective upon such individual's written acceptance of his appointment as a Trustee and his agreement to be bound by the provisions of this Declaration of Trust, except that any such appointment in anticipation of a vacancy to occur by reason of retirement, resignation or increase in the number of Trustees to be effective at a later date shall become effective only at or after the effective date of said retirement, resignation or increase in the number of Trustees.

     (g) Acceptance of Trust. Whenever any conditions to the appointment or election of any individual as a Trustee hereunder who was not, immediately prior to such appointment or election, acting as a Trustee shall have been satisfied, such individual shall become a Trustee and the Trust estate shall vest in the new Trustee, together with the continuing Trustees, without any further act or conveyance. Such new Trustee shall accept such appointment or election in writing and agree in such writing to be bound by the provisions hereof, but the execution of such writing shall not be requisite to the effectiveness of the appointment or election of a new Trustee.

     (h) Effect of Death, Resignation, etc. No vacancy, whether resulting from the death, resignation, retirement, bankruptcy, adjudicated incompetency, incapacity, or removal of any Trustee, an increase in the number of Trustees or otherwise, shall operate to annul or terminate the Trust hereunder or to revoke or terminate any existing agency or contract created or entered into pursuant to the terms of this Declaration of Trust. Until such vacancy is filled as provided in this Section 4.1, the Trustees in office (if any), regardless of their number, shall have all the powers granted to the Trustees and shall discharge all the duties imposed upon the Trustees by this Declaration, subject to the rights of the holders of the Preferred Shares to elect a Trustee to fill such vacancy in accordance with the terms and provisions hereof. Upon incapacity or death of any Trustee, his or her legal representative shall execute and deliver on his or her behalf such documents as the remaining Trustees shall require in order to effect the purpose of this Paragraph.

     (i) Conveyance. In the event of the resignation or removal of a Trustee or his otherwise ceasing to be a Trustee, such former Trustee or his legal representative shall, upon request of the continuing Trustees, execute and deliver such documents as may be required for the purpose of consummating or evidencing the conveyance to the Trust or the remaining Trustees of any Trust Property held in such former Trustee's name, but the execution and delivery of such documents shall not be requisite to the vesting of title to the Trust Property in the remaining Trustees, as provided in subsection (g) of this
Section 4.1 and in Section 4.13 hereof.

     (j) No Accounting. Except to the extent required by the 1940 Act or under circumstances which would justify his removal for cause, no Person ceasing to be a Trustee (nor the estate of any such Person) shall be required to make an accounting to the Shareholders or remaining Trustees upon such cessation.

     SECTION 4.2. Trustees' Meetings: Participation by Telephone. etc. Annual and special meetings may be held from time to time, in each case, upon the call of such officers as may be thereunto authorized by the By-Laws or vote of the Trustees, or by any three (3) Trustees, or pursuant to a vote of the Trustees adopted at a duly constituted meeting of the Trustees, and upon such notice as shall be provided in the By-Laws. Any such meeting may be held within or without the state of Delaware. The Trustees may act with or without a meeting, and a written consent to any matter, signed by a Majority of the Trustees, shall be equivalent to action duly taken at a meeting of the Trustees, duly called and held. Except as otherwise provided by the 1940 Act or other applicable law, or by this Declaration of Trust or the By-Laws, any action to be taken by the Trustees may be taken by a majority of the Trustees present at a meeting of Trustees (a quorum, consisting of at least a Majority of the Trustees, being present), within or without Delaware. If authorized by the By-Laws, all or any one or more Trustees may participate in a meeting of the Trustees or any Committee thereof by means of conference telephone or similar means of communication by means of which all Persons participating in the meeting can hear each other, and participation in a meeting pursuant to such means of communication shall constitute presence in person at such meeting. The minutes of any meeting thus held shall be prepared in the same manner as a meeting at which all participants were present in person.

     SECTION 4.3. Committees; Delegation. The Trustees shall have power, consistent with their ultimate responsibility to supervise the affairs of the Trust, to delegate from time to time to one or more other Committees, or to any single Trustee, the doing of such things and the execution of such deeds or other instruments, either in the name of the Trust or the names of the Trustees or as their attorney or attorneys in fact, or otherwise as the Trustees may from time to time deem expedient, and any agreement, deed, mortgage, lease or other instrument or writing executed by the Trustee or Trustees or other Person to whom such delegation was made shall be valid and binding upon the Trustees and upon the Trust.

     SECTION 4.4. Officers. The Trustees shall annually elect such officers or agents, who shall have such powers, duties and responsibilities as the Trustees may deem to be advisable, and as they shall specify by resolution or in the By-Laws. Except as may be provided in the By-Laws, any officer elected by the Trustees may be removed at any time with or without cause. Any two (2) or more offices may be held by the same individual.

     SECTION 4.5. Compensation of Trustees and Officers. The Trustees shall fix the compensation of all officers and Trustees. Without limiting the generality of any of the provisions hereof, the Trustees shall be entitled to receive reasonable compensation for their general services as such, and to fix the amount of such compensation, and to pay themselves or any one or more of themselves such compensation for special services, including legal, accounting, or other professional services, as they in good faith may deem reasonable. No Trustee or officer resigning (except where a right to receive compensation for a definite future period shall be expressly provided in a written agreement with the Trust, duly approved by the Trustees) and no Trustee or officer removed shall have any right to any compensation as such Trustee or officer for any period following his resignation or removal, or any right to damages on account of his removal, whether his compensation be by the month, or the year or otherwise.

     SECTION 4.6. Ownership of Shares and Securities of the Trust. Any Trustee, and any officer, employee or agent of the Trust, and any organization in which any such Person is interested, may acquire, own, hold and dispose of Shares of any Series and other Securities of the Trust for his or her or its individual account, and may exercise all rights of a holder of such Shares or Securities to the same extent and in the same manner as if such Person were not such a Trustee, officer, employee or agent of the Trust; subject, in the case of Trustees and officers, to the same limitations as directors or officers (as the case may be) of a Delaware business corporation; and the Trust may issue and sell or cause to be issued and sold and may purchase any such Shares or other Securities from any such Person or any such organization, subject only to the general limitations, restrictions or other provisions applicable to the sale or purchase of Shares of such Series or other Securities of the Trust generally.

     SECTION 4.7. Right of Trustees and Officers to Own Property or to Engage in Business; Authority of Trustees to Permit Others to Do Likewise. The Trustees, in their capacity as Trustees, and (unless otherwise specifically directed by vote of the Trustees) the officers of the Trust in their capacity as such, shall not be required to devote their entire time to the business and affairs of the Trust. Except as otherwise specifically provided by vote of the Trustees, or by agreement in any particular case, any Trustee or officer of the Trust may acquire, own, hold and dispose of, for his own individual account, any property, and acquire, own, hold, carry on and dispose of, for his own individual account, any business entity or business activity, whether similar or dissimilar to any property or business entity or business activity invested in or carried on by the Trust, and without first offering the same as an investment opportunity to the Trust, and may exercise all rights in respect thereof as if he were not a Trustee or officer of the Trust. The Trustees shall also have power, generally or in specific cases, to permit employees or agents of the Trust to have the same rights (or lesser rights) to acquire, hold, own and dispose of property and businesses, to carry on businesses, and to accept investment opportunities without offering them to the Trust, as the Trustees have by virtue of this
Section 4.7.

     SECTION 4.8. Reliance on Experts. The Trustees and officers may consult with counsel, engineers, brokers, appraisers, auctioneers, accountants, investment bankers, securities analysts or other Persons (any of which may be a firm in which one or more of the Trustees or officers is or are members or otherwise interested) whose profession gives authority to a statement made by them on the subject in question, and who are reasonably deemed by the Trustees or officers in question to be competent, and the advice or opinion of such Persons shall be full and complete personal protection to all of the Trustees and officers in respect of any action taken or suffered by them in good faith and in reliance on or in accordance with such advice or opinion. In discharging their duties, Trustees and officers, when acting in good faith, may rely upon financial statements of the Trust represented to them to be correct by any officer of the Trust having charge of its books of account, or stated in a written report by an independent certified public accountant fairly to present the financial position of the Trust. The Trustees and officers may rely, and shall be personally protected in acting, upon any instrument or other document believed by them to be genuine.

     SECTION 4.9. Surety Bonds. No Trustee, officer, employee or agent of the Trust shall, as such, be obligated to give any bond or surety or other security for the performance of any of his duties, unless required by applicable law or regulation, or unless the Trustees shall otherwise determine in any particular case.

     SECTION 4.10. Apparent Authority of Trustees and Officers. No purchaser, lender, transfer agent or other Person dealing with the Trustees or any officer of the Trust shall be bound to make any inquiry concerning the validity of any transaction purporting to be made by the Trustees or by such officer, or to make inquiry concerning or be liable for the application of money or property paid, loaned or delivered to or on the order of the Trustees or of such officer.

     SECTION 4.11. Other Relationships Not Prohibited. The fact that:

          (i) any of the Shareholders, Trustees or officers of the Trust is a shareholder, director, officer, partner, trustee, employee, manager, adviser, principal underwriter or distributor or agent of or for any Contracting Party (as defined in Section 5.2 hereof), or of or for any parent or affiliate of any Contracting Party, or that the Contracting Party or any parent or affiliate thereof is a Shareholder or has an interest in the Trust or any Series, or that

          (ii) any Contracting Party may have a contract providing for the rendering of any similar services to one or more other corporations, trusts, associations, partnerships, limited partnerships or other organizations, or have other business or interests, shall not affect the validity of any contract for the performance and assumption of services, duties and responsibilities to, for or of the Trust and/or the Trustees or disqualify any Shareholder, Trustee or officer of the Trust from voting upon or executing the same or create any liability or accountability to the Trust or to the holders of Shares of any Series; provided that, in the case of any relationship or interest referred to in the preceding clause (i) on the part of any Trustee or officer of the Trust, either (x) the material facts as to such relationship or interest have been disclosed to or are known by the Trustees not having any such relationship or interest and the contract involved is approved in good faith by a majority of such Trustees not having any such relationship or interest (even though such unrelated or disinterested Trustees are less than a quorum of all of the Trustees), (y) the material facts as to such relationship or interest and as to the contract have been disclosed to or are known by the Shareholders entitled to vote thereon and the contract involved is specifically approved in good faith by vote of the Shareholders, or (z) the specific contract involved is fair to the Trust as of the time it is authorized, approved or ratified by the Trustees or by the Shareholders.

     SECTION 4.12. Payment of Trust Expenses. The Trustees are authorized to pay or to cause to be paid out of the principal or income of the Trust, or partly out of principal and partly out of income, and according to any allocation to a particular Series and Class made by them pursuant to Section 6.1(f) hereof, all expenses, fees, charges, taxes and liabilities incurred or arising in connection with the business and affairs of the Trust or in connection with the management thereof, including, but not limited to, the Trustees' compensation and such expenses and charges for the services of the Trust's officers, employees, Investment Adviser, Administrator, Distributor, Principal Underwriter, auditor, counsel, Custodian, Transfer Agent, Dividend Disbursing Agent, Accounting Agent, Shareholder Servicing Agent, and such other agents, consultants, and independent contractors and such other expenses and charges as the Trustees may deem necessary or proper to incur.

     SECTION 4.13. Ownership of the Trust Property. Legal title to all the Trust Property shall be vested in the Trustees as joint tenants, except that the Trustees shall have power to cause legal title to any Trust Property to be held by or in the name of one or more of the Trustees, or in the name of the Trust, or of any particular Series, or in the name of any other Person as nominee, on such terms as the Trustees may determine; provided that the interest of the Trust and of the respective Series therein is appropriately protected. The right, title and interest of the Trustees in the Trust Property shall vest automatically in each Person who may hereafter become a Trustee. Upon the termination of the term of office of a Trustee as provided in Section 4.1(c),
(d) or (e) hereof, such Trustee shall automatically cease to have any right, title or interest in any of the Trust Property, and the right, title and interest of such Trustee in the Trust Property shall vest automatically in the remaining Trustees. Such vesting and cessation of title shall be effective whether or not conveyancing documents have been executed and delivered pursuant to Section 4.1(i) hereof.

     SECTION 4.14. By-Laws. The Trustees may adopt and from time to time amend or repeal By-Laws for the conduct of the business of the Trust.

                                    ARTICLE 5

                    DELEGATION OF MANAGERIAL RESPONSIBILITIES

     SECTION 5.1. Appointment; Action by Less than All Trustees. The Trustees shall be responsible for the general operating policy of the Trust and for the general supervision of the business of the Trust conducted by officers, agents, employees or advisers of the Trust or by independent contractors, but the Trustees shall not be required personally to conduct all the business of the Trust and, consistent with their ultimate responsibility as stated herein, the Trustees may appoint, employ or contract with one or more officers, employees and agents to conduct, manage and/or supervise the operations of the Trust, and may grant or delegate such authority to such officers, employees and/or agents as the Trustees may, in their sole discretion, deem to be necessary or desirable, without regard to whether such authority is normally granted or delegated by trustees. With respect to those matters of the operation and business of the Trust which they shall elect to conduct themselves, except as otherwise provided by this Declaration or the By-Laws, if any, the Trustees may authorize any single Trustee or defined group of Trustees, or any committee consisting of a number of Trustees less than the whole number of Trustees then in office without specification of the particular Trustees required to be included therein, to act for and to bind the Trust, to the same extent as the whole number of Trustees could do, either with respect to one or more particular matters or classes of matters, or generally.

     SECTION 5.2. Certain Contracts. Subject to compliance with the provisions of the 1940 Act, but notwithstanding any limitations of present and future law or custom in regard to delegation of powers by trustees generally, the Trustees may, at any time and from time to time in their discretion and without limiting the generality of their powers and authority otherwise set forth herein, enter into one or more contracts with any one or more corporations, trusts, associations, partnerships, limited partnerships or other types of organizations, or individuals ("Contracting Party"), to provide for the performance and assumption of some or all of the following services, duties and responsibilities to, for or on behalf of the

Trust and/or any Series, and/or the Trustees, and to provide for the performance and assumption of such other services, duties and responsibilities in addition to those set forth below, as the Trustees may deem appropriate:

     (a) Advisory. An investment advisory or management agreement whereby the agent shall undertake to furnish to the Trust (or any Series thereof) such management, investment advisory or supervisory, statistical and research facilities and services, and such other facilities and services, if any, as the Trustees shall from time to time consider desirable, all upon such terms and conditions as the Trustees may in their discretion determine to be not inconsistent with this Declaration, the applicable provisions of the 1940 Act or any applicable provisions of the By-Laws (any such agent being herein referred to as an "Investment Adviser"). To the extent required by the 1940 Act, any such advisory or management agreement and any amendment thereto shall be subject to approval by a Majority Shareholder Vote of both the Common Shareholders and the Preferred Shareholders voting without regard to class at a meeting of the Shareholders of the Trust (or any applicable Series). Notwithstanding any provisions of this Declaration, the Trustees may authorize the Investment Adviser (subject to such general or specific instructions as the Trustees may from time to time adopt) to effect purchases, sales, loans or exchanges of securities of the Trust on behalf of the Trustees or may authorize any officer or employee of the Trust or any Trustee to effect such purchases, sales, loans or exchanges pursuant to recommendations of the Investment Adviser (and all without further action by the Trustees). Any such purchases, sales, loans and exchanges shall be deemed to have been authorized by all of the Trustees. The Trustees may, in their sole discretion, call a meeting of Shareholders in order to submit to a vote of Common Shareholders and Preferred Shareholders of the Trust (or any applicable Series) at such meeting the approval of continuance of any such investment advisory or management agreement.

     (b) Administration. An agreement whereby the agent, subject to the general supervision of the Trustees and in conformity with any policies of the Trustees with respect to the operations of the Trust and each Series thereof, will supervise all or any part of the operations of the Trust (or any Series thereof), and will provide all or any part of the administrative and clerical personnel, office space and office equipment and services appropriate for the efficient administration and operations of the Trust (or any Series thereof) (any such agent being herein referred to as an "Administrator").

     (c) Underwriting. An agreement providing for the sale of Shares of the Trust (or any Series thereof) to net the Trust not less than the net asset value per Share (as described in Section 6.2(k) hereof) and pursuant to which the Trust may appoint the other party to such agreement as its principal underwriter or sales agent for the distribution of such Shares. The agreement shall contain such terms and conditions as the Trustees may in their discretion determine to be not inconsistent with this Declaration, the applicable provisions of the 1940 Act and any applicable provisions of the By-Laws (any such agent being herein referred to as a "Distributor" or a "Principal Underwriter," as the case may
be).

     (d) Custodian. The appointment of an agent meeting the requirements for a custodian for the assets of investment companies contained in the 1940 Act as custodian of the Securities and cash of the Trust (or any Series thereof) and of the accounting records in connection therewith (any such agent being herein referred to as a "Custodian").

     (e) Transfer and Dividend Disbursing Agent. An agreement with an agent to maintain records of the ownership of outstanding Shares, the issuance and redemption and the transfer thereof (any such agent being herein referred to as a "Transfer Agent"), and to disburse any dividends declared by the Trustees and in accordance with the policies of the Trustees and/or the instructions of any particular Shareholder to reinvest any such dividends (any such agent being herein referred to as a "Dividend Disbursing Agent").

     (f) Shareholder Servicing. An agreement with an agent to provide service with respect to the relationship of the Trust and its Shareholders, records with respect to Shareholders and their Shares, and similar matters (any such agent being herein referred to as a "Shareholder Servicing Agent").

     (g) Accounting. An agreement with an agent to handle all or any part of the accounting responsibilities, whether with respect to the Trust's properties, Shareholders or otherwise (any such agent being herein referred to as an "Accounting Agent").

     (h) Chief Compliance Officer Agreement. An agreement with an agent to provide compliance functions of the Trust and its Shareholders (any such agent being referred to herein as a "Chief Compliance Officer").

In addition, the Trustees may from time to time cause the Trust (or any Series thereof) to enter into agreements with respect to such other services and upon such other terms and conditions as they may deem necessary, appropriate or desirable. The same Person may be the Contracting Party for some or all of the services, duties and responsibilities to, for and of the Trust and/or the Trustees, and the contracts with respect thereto may contain such terms interpretive of or in addition to the delineation of the services, duties and responsibilities provided for, including provisions that are not inconsistent with the 1940 Act relating to the standard of duty of and the rights to indemnification of the Contracting Party and others, as the Trustees may determine. Nothing herein shall preclude, prevent or limit the Trust or a Contracting Party from entering into subcontractual arrangements relative to any of the matters referred to in subsections (a) through (h) of this Section 5.2.

                                    ARTICLE 6

                                SERIES AND SHARES

     SECTION 6.1. Description of Series and Shares.

     (a) General. The beneficial interest in the Trust shall be divided into Shares (either full or fractional) having $ 0.01 par value per Share. The Trustees may authorize separate classes of Shares together with such designations and powers, preferences and rights, qualifications, limitations and restrictions may be determined from time to time by the Board of Trustees. The number of shares of beneficial interest authorized hereunder is unlimited. The Trustees shall have the authority from time to time to establish and designate one or more separate, distinct and independent Series of Shares (each of which Series, including without limitation each Series authorized in Section 6.1(b) hereof, shall represent interests only in the assets attributed by the Trustees to such Series), and to authorize separate Classes of Shares of any such Series, as they deem necessary or desirable.

     (b) Preferred Shares or Other Securities. The Board of Trustees may, subject to the fundamental policies of the Trust and the requirements of the 1940 Act, authorize and issue other securities of the Trust as they determine to be necessary, desirable or appropriate, having such terms, rights, preferences, privileges, limitations and restrictions as the Trustees see fit, including Preferred Shares, preferred units, debt securities or other senior securities. The Preferred Shares shall be issued from time to time in one or more series with such distinctive serial designations and (i) may have such voting powers, full or limited; (ii) may be subject to redemption at such time or times and at such price or prices; (iii) may be entitled to receive dividends (which may be cumulative or noncumulative) at such rate or rates, on such conditions, and at such times, and payable in preference to, or in such relation to, the dividends payable on any other class or classes of shares; (iv) may have such preferences or other rights upon the dissolution of, or upon any distribution of the assets of, the Trust; (v) may be made convertible into, or exchangeable for, shares of any other class or classes or of any other series of the same or any other class or classes of shares of the Trust, at such price or prices or at such rates of exchange and with such adjustments; (vi) shall have such other relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, all as shall hereafter be stated and expressed in the resolution or resolutions providing for the issue of such Preferred Shares from time to time adopted by the Board of Trustees pursuant to authority so to do which is hereby expressly vested in the Board; and are as further set out in this Declaration of Trust.

     To the extent that the Trustees authorize and issue Preferred Shares of any class or series, they are hereby authorized and empowered to amend or supplement this Declaration as they deem necessary or appropriate, including to comply with the requirements of the 1940 Act or requirements imposed by the ratings agencies or other persons, all without the approval of the Shareholders. Any such supplement or amendment shall be filed as is necessary. The Trustees are also authorized to take such actions and retain such persons as they see fit to offer and sell such securities.

     (c) Establishment, etc. of Series; Authorization of Shares. The establishment and designation of any Series or Class and the authorization of the Shares thereof shall be effective upon the execution by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) of an instrument setting forth such establishment and designation and the relative rights and preferences of the Shares of such Series or Class and the manner in which the same may be amended (a "Certificate of Designation"), and may provide that the number of Shares of such Series or Class which may be issued is unlimited, or may limit the number issuable. At any time that there are no Shares outstanding of any particular Series or Class previously established and designated, the Trustees may by an instrument executed by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees) terminate such Series or Class and the establishment and designation thereof and the authorization of its Shares (a "Certificate of Termination"). Each Certificate of Designation, Certificate of Termination and any instrument amending a Certificate of Designation shall have the status of an amendment to this Declaration of Trust.

     (d) Character of Separate Series and Shares Thereof. Each Series established hereunder shall represent beneficial interests in a separate component of the assets of the Trust. Holders of Shares of a Series shall be considered Shareholders of such Series, but such Shareholders shall also be considered Shareholders of the Trust for purposes of receiving reports and notices and, except as otherwise provided herein or in the Certificate of Designation of a particular Series, or as required by the 1940 Act or other applicable law, the right to vote, all without distinction by Series. The Trustees shall have exclusive power without the requirement of Shareholder approval to establish and designate such separate and distinct Series, and to fix and determine the relative rights and preferences as between the shares of the respective Series, and as between the Classes of any Series, as to rights of redemption and the price, terms and manner of redemption, special and relative rights as to dividends and other distributions and on liquidation, sinking or purchase fund provisions, conversion rights, and conditions under which the Shareholders of the several Series or the several Classes of any Series of Shares shall have separate voting rights or no voting rights. Except as otherwise provided as to a particular Series herein, or in the Certificate of Designation therefor, the Trustees shall have all the rights and powers, and be subject to all the duties and obligations, with respect to each such Series and the assets and affairs thereof as they have under this Declaration with respect to the Trust and the Trust Property in general. Separate and distinct records shall be maintained for each Series of Shares and the assets and liabilities attributable thereto.

     (e) Consideration for Shares. The Trustees may issue Shares of the Trust (or any Series thereof) for such consideration (which may include property subject to, or acquired in connection with the assumption of, liabilities) and on such terms as they may determine (or for no consideration if pursuant to a Share dividend or split-up), all without action or approval of the Shareholders. All Shares when so issued on the terms determined by the Trustees shall be fully paid and nonassessable (but may be subject to mandatory contribution back to the Trust as provided in Section 6.1(l) hereof). The Trustees may classify or reclassify any unissued Shares, or any Shares of any Series previously issued and reacquired by the Trust, into Shares of one or more other Series that may be established and designated from time to time.

     (f) Assets Belonging to Series. Any portion of the Trust Property allocated to a particular Series, and all consideration received by the Trust for the issue or sale of Shares of such Series, together with all assets in which such consideration is invested or reinvested, all interest, dividends, income, earnings, profits and gains therefrom, and proceeds thereof, including any proceeds derived from the sale, exchange or liquidation of such assets, and any funds or payments derived from any reinvestment of such proceeds in whatever form the same may be, shall be held by the Trustees in trust for the benefit of the holders of Shares of that Series and shall irrevocably belong to that Series for all purposes, and shall be so recorded upon the books of account of the Trust, and the Shareholders of such Series shall not have, and shall be conclusively deemed to have waived, any claims to the assets of any Series of which they are not Shareholders. Such consideration, assets, interest, dividends, income, earnings, profits, gains and proceeds, together with any General Items allocated to that Series as provided in the following sentence, are herein referred to collectively as assets "belonging to" that Series. In the event that there are any assets, income, earnings, profits, and proceeds thereof, funds, or payments which are not readily identifiable as belonging to any particular Series (collectively, "General Items"), the Trustees shall allocate such General Items to and among any one or more of the Series established and designated from time to time in such manner and on such basis as they, in their sole discretion, deem fair and equitable; and any General Items so allocated to a particular Series shall belong to and be part of the assets belonging to that Series. Each such allocation by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes.

     (g) Liabilities of Series. The assets belonging to each particular Series shall be charged with the liabilities in respect of that Series and all expenses, costs, charges and reserves attributable to that Series, and any general liabilities, expenses, costs, charges or reserves of the Trust which are not readily identifiable as pertaining to any particular Series shall be allocated and charged by the Trustees to and among any one or more of the Series established and designated from time to time in such manner and on such basis as the Trustees in their sole discretion deem fair and equitable. The indebtedness, expenses, costs, charges and reserves allocated and so charged to a particular Series are herein referred to as "liabilities of" that Series. Each allocation of liabilities, expenses, costs, charges and reserves by the Trustees shall be conclusive and binding upon the Shareholders of all Series for all purposes. Any creditor of any Series may look only to the assets belonging to that Series to satisfy such creditor's debt.

     (h) Dividends. Dividends and distributions on Shares of a particular Series may be paid with such frequency as the Trustees may determine, which may be daily or otherwise pursuant to a standing resolution or resolutions adopted only once or with such frequency as the Trustees may determine, to the Shareholders of that Series, from such of the income, accrued or realized, and capital gains, realized or unrealized, and out of the assets belonging to that Series, as the Trustees may determine, after providing for actual and accrued liabilities of that Series. All dividends and distributions on Shares of a particular Series shall be distributed pro rata to the Shareholders of that Series in proportion to the number of such Shares held by such holders at the date and time of record established for the payment of such dividends or distributions, except that the dividends and distributions of investment income and capital gains with respect to each Class of Shares of a particular Series shall be in such amount as may be declared from time to time by the Trustees, and such dividends and distributions may vary as between such Classes to reflect differing allocations of the expenses of the Series between the Shareholders of such several Classes and any resultant differences between the net asset value of such several Classes to such extent and for such purposes as the Trustees may deem appropriate and further except that, in connection with any dividend or distribution program or procedure, the Trustees may determine that no dividend or distribution shall be payable on Shares as to which the Shareholder's purchase order and/or payment have not been received by the time or times established by the Trustees under such program or procedure, or that dividends or distributions shall be payable on Shares which have been tendered by the holder thereof for redemption or repurchase, but the redemption or repurchase proceeds of which have not yet been paid to such Shareholder. Such dividends and distributions may be made in cash, property or Shares of any Class of that Series or a combination thereof as determined by the Trustees, or pursuant to any program that the Trustees may have in effect at the time for the election by each Shareholder of the mode of the making of such dividend or distribution to that Shareholder. Any such dividend or distribution paid in Shares will be paid at the net asset value thereof as determined in accordance with subsection (k) of this Section 6.1.

     (i) Liquidation. In the event of the liquidation or dissolution of the Trust, the Shareholders of each Series of which Shares are outstanding shall be entitled to receive, when and as declared by the Trustees, the excess of the assets belonging to that Series over the liabilities of such Series. The assets so distributable to the Shareholders of any particular Series shall be distributed among such Shareholders in proportion to the number of Shares of that Series held by them and recorded on the books of the Trust. The liquidation of any particular Series may be authorized by vote of a Majority of the Trustees, subject to the affirmative vote of "a majority of the outstanding voting securities" of that Series, as the quoted phrase is defined in the 1940 Act, determined in accordance with clause (iii) of the definition of "Majority Shareholder Vote" in Section 1.4 hereof.

     (j) Voting. The Shareholders shall have the voting rights set forth in or determined under Article 7 hereof.

     (k) Net Asset Value. The net asset value per Share of the Trust (or any Series or Class) at any time shall be the quotient obtained by dividing the value of the net assets of the Trust (or such Series or Class) at such time (being the current value of the assets belonging to the Trust (or such Series or Class), less its then existing liabilities) by the total number of Shares of that Series then outstanding, all determined in accordance with the methods and procedures, including without limitation those with respect to rounding, established by the Trustees from time to time in accordance with the requirements of the 1940 Act. The net asset value of the several Classes of the Trust (or a particular Series) shall be separately computed, and may vary from one another. The Trustees shall establish procedures for the allocation of investment income or capital gains and expenses and liabilities of a particular Series between the several Classes of the Trust (or such Series). The Trustees may determine to maintain the net asset value per Share of the Trust or any Series or Class at a designated constant dollar amount and in connection therewith may adopt procedures not inconsistent with the 1940 Act for the continuing declaration of income attributable to the Trust or such Series or Class as dividends payable in additional Shares of the Trust or Series or Class at the designated constant dollar amount and for the handling of any losses attributable to the Trust or such Series or Class. Such procedures may provide that in the event of any loss each Shareholder shall be deemed to have contributed to the shares of beneficial interest account of the Trust or such Series or Class his pro rata portion of the total number of Shares required to be canceled in order to permit the net asset value per Share of the Trust or such Series or Class to be maintained, after reflecting such loss, at the designated constant dollar amount. Each Shareholder of the Trust shall be deemed to have expressly agreed, by his investment in any the Trust (or any Series thereof) with respect to which the Trustees shall have adopted any such procedure, to make the contribution referred to in the preceding sentence in the event of any such loss.

     (l) Transfer. All Shares of the Trust and each particular Series shall be transferable. Transfers of Shares of the Trust or a particular Series will be recorded on the Share transfer records of the Trust applicable to the Trust or such Series as may be permitted by the Trustees or as the Trustees may direct one or more agents of the Trust.

     (m) Equality. All Shares of each particular Series shall represent an equal proportionate interest in the assets belonging to that Series (subject to the liabilities of that Series), and each Share of any particular Series shall be equal to each other Share thereof; but the provisions of this sentence shall not restrict any distinctions between the several Classes of a Series permissible under this Section 6.1 or under Section 7. 1 hereof nor any distinctions permissible under subsection (h) of this Section 6.1 that may exist with respect to dividends and distributions on Shares. The Trustees may from time to time divide or combine the Shares of any Class of particular Series into a greater or lesser number of Shares of that Class of a Series without thereby changing the proportionate beneficial interest in the assets belonging to that Series or in any way affecting the rights of the holders of Shares of any other Series.

     (n) Rights of Fractional Shares. Any fractional Share of the Trust (or any Series thereof) shall carry proportionately all the rights and obligations of a whole Share of the Trust (or such Series), including rights and obligations with respect to voting, receipt of dividends and distributions, redemption of Shares, and liquidation of the Trust or of the Series to which they pertain.

     (o) Conversion Rights. Subject to compliance with the requirements of the 1940 Act, the Trustees shall have the authority to provide that holders of Shares of any Series shall have the right to convert said Shares into Shares of one or more other Series, that holders of any Class of the Trust or a Series of Shares shall have the right to convert said Shares of such Class into Shares of one or more other Classes of the Trust or such Series, and that Shares of any Class of a Series shall be automatically converted into Shares of another Class of the Trust or such Series, in each case in accordance with such requirements and procedures as the Trustees may establish.

     SECTION 6.2. Ownership of Shares. The ownership of Shares shall be recorded on the books of the Trust or of a Transfer Agent or similar agent for the Trust, which books shall be maintained separately for the Shares of each Series that has been authorized. Certificates evidencing the ownership of Shares need not be issued except as the Trustees may otherwise determine from time to time, and the Trustees shall have power to call outstanding Share certificates and to replace them with book entries. The Trustees may make such rules as they consider appropriate for the issuance of Share certificates, the use of facsimile signatures, the transfer of Shares and similar matters. The record books of the Trust as kept by the Trust or any Transfer Agent or similar agent, as the case may be, shall be conclusive as to who are the Shareholders and as to the number of Shares of each Series held from time to time by each such Shareholder.

     The holders of Shares of the Trust and, if designated, each Series thereof shall upon demand disclose to the Trustees in writing such information with respect to their direct and indirect ownership of Shares of the Trust or, if designated, such Series as the Trustees deem necessary to comply with the provisions of the Internal Revenue Code, or to comply with the requirements of any other authority.

     SECTION 6.3. Investments in the Trust. The Trustees may accept investments in any Series of the Trust from such Persons and on such terms and for such consideration, not inconsistent with the provisions of the 1940 Act, as they from time to time authorize. The Trustees may authorize any Distributor, Principal Underwriter, Custodian, Transfer Agent or other Person to accept orders for the purchase of Shares that conform to such authorized terms and to reject any purchase orders for Shares, whether or not conforming to such authorized terms.

     SECTION 6.4. No Preemptive Rights. No Shareholder, by virtue of holding Shares of any Series, shall have any preemptive or other right to subscribe to any additional Shares of that Series, or to any shares of any other Series, or any other Securities issued by the Trust.

     SECTION 6.5. Status of Shares. Every Shareholder, by virtue of having become a Shareholder, shall be held to have expressly assented and agreed to the terms hereof and to have become a party hereto. Shares shall be deemed to be personal property, giving only the rights provided herein. Ownership of Shares shall not entitle the Shareholder to any title in or to the whole or any part of the Trust Property or right to call for a partition or division of the same or for an accounting, nor shall the ownership of Shares constitute the Shareholders partners. The death of a Shareholder during the continuance of the Trust shall not operate to terminate the Trust or any Series, nor entitle the representative of any deceased Shareholder to an accounting or to take any action in court or elsewhere against the Trust or the Trustees, but only to the rights of said decedent under this Declaration of Trust.

                                    ARTICLE 7

                    SHAREHOLDERS' VOTING POWERS AND MEETINGS

     SECTION 7.1. Voting Powers. The Shareholders shall have power to vote only
(i) for the election or removal of Trustees as provided in Sections 4.1(c) and
(e) hereof, (ii) with respect to the approval or termination in accordance with the 1940 Act of any contract with a Contracting Party as provided in Section 5.2 hereof as to which Shareholder approval is required by the 1940 Act, (iii) with respect to any termination or reorganization of the Trust or any Series to the extent and as provided in Sections 9.2, 9.3 and 9.4 hereof, (iv) with respect to any amendment of this Declaration of Trust to the extent and as provided in
Section 9.5 hereof, (v) to the same extent as the stockholders of a Delaware business corporation as to whether or not a court action, proceeding or claim should or should not be brought or maintained derivatively or as a class action on behalf of the Trust or any Series, or the Shareholders of any of them (provided, however, that a Shareholder of a particular Series shall not in any event be entitled to maintain a derivative or class action on behalf of any other Series or the Shareholders thereof), and (vi) with respect to such additional matters relating to the Trust as may be required by the 1940 Act, this Declaration of Trust, the By-Laws or any registration of the Trust with the Commission (or any successor agency) or any State, or as the Trustees may consider necessary or desirable. If and to the extent that the Trustees shall determine that such action is required by law or by this Declaration, they shall cause each matter required or permitted to be voted upon at a meeting or by written consent of Shareholders to be submitted to a separate vote of the outstanding Shares of each Series entitled to vote thereon; provided, that (i) when expressly required by the 1940 Act or by other law, actions of Shareholders shall be taken by Single Class Voting of all outstanding Shares whose holders are entitled to vote thereon; and (ii) when the Trustees determine that any matter to be submitted to a vote of Shareholders affects only the rights or interests of Shareholders of one or more but not all Series or of one or more but not all Classes of a single Series, then only the Shareholders of the Series or Classes so affected shall be entitled to vote thereon. Any matter required to be submitted to shareholders and affecting one or more Series shall require separate approval by the required vote of Shareholders of each affected Series; provided, however, that to the extent required by the 1940 Act, there shall be no separate Series votes on the election or removal of Trustees, the selection of auditors for the Trust and its Series or approval of any agreement or contract entered into by the Trust or any Series. Shareholders of a particular Series shall not be entitled to vote on any matter that affects only one or more other Series.

     SECTION 7.2. Number of Votes and Manner of Voting: Proxies. On each matter submitted to a vote of the Shareholders, each holder of Shares of any Series shall be entitled to a number of votes equal to the number of Shares of such Series standing in his name on the books of the Trust. There shall be no cumulative voting in the election or removal of Trustees. Shares may be voted in person or by proxy. A proxy with respect to Shares held in the name of two (2) or more Persons shall be valid if executed by any one of them unless at or prior to exercise of the proxy the Trust receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a Shareholder shall be deemed valid unless challenged at or prior to its exercise and the burden of proving invalidity shall rest on the challenger. Abstentions and broker non-votes do not constitute votes "for" or "against" a proposal and are disregarded in determining the "votes cast" on such proposal. The vote of shareholders with respect to any action or proposal may be taken on any period of time prior to the date on which the Trust shall take such action or implement such proposal. Until Shares are issued, the Trustees may exercise all rights of Shareholders and may take any action required by law, this Declaration of Trust or the By-Laws to be taken by Shareholders.

     SECTION 7.3. Meetings. Meetings of Shareholders may be called by the Trustees from time to time for the purpose of taking action upon any matter requiring the vote or authority of the Shareholders as herein provided, or upon any other matter deemed by the Trustees to be necessary or desirable. Written notice of any meeting of Shareholders shall be given or caused to be given by the Trustees by mailing such notice at least seven (7) days before such meeting, postage prepaid, stating the time, place and purpose of the meeting, to each Shareholder at the Shareholder's address as it appears on the records of the Trust. The Trustees shall promptly call and give notice of a meeting of Shareholders for the purpose of voting upon removal of any Trustee of the Trust when requested to do so in writing by Shareholders holding not less than ten percent (10%) of the Shares then outstanding. If the Trustees shall fail to call or give notice of any meeting of Shareholders for a period of thirty (30) days after written application by

Shareholders holding at least ten percent (10%) of the Shares then outstanding requesting that a meeting be called for any other purpose requiring action by the Shareholders as provided herein or in the By-Laws, then Shareholders holding at least ten percent (10%) of the Shares then outstanding may call and give notice of such meeting, and thereupon the meeting shall be held in the manner provided for herein in case of call thereof by the Trustees. Any meetings may be held within or without The State of Delaware. Shareholders may only act with respect to matters set forth in the notice to Shareholders.

     SECTION 7.4. Record Dates. For the purpose of determining the Shareholders who are entitled to vote or act at any meeting or any adjournment thereof, or who are entitled to participate in any dividend or distribution, or for the purpose of any other action, the Trustees may from time to time close the transfer books for such period, not exceeding thirty (30) days (except at or in connection with the termination of the Trust), as the Trustees may determine; or without closing the transfer books the Trustees may fix a date and time not more than ninety (90) days prior to the date of any meeting of Shareholders or other action as the date and time of record for the determination of Shareholders entitled to vote at such meeting or any adjournment thereof or to be treated as Shareholders of record for purposes of such other action, and any Shareholder who was a Shareholder at the date and time so fixed shall be entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action, even though he has since that date and time disposed of his Shares, and no Shareholder becoming such after that date and time shall be so entitled to vote at such meeting or any adjournment thereof or to be treated as a Shareholder of record for purposes of such other action.

     SECTION 7.5. Quorum and Required Vote. A majority of the Shares entitled to vote shall be a quorum for the transaction of business at a Shareholders' meeting, but any lesser number shall be sufficient for adjournments. Any adjourned session or sessions may be held within a reasonable time after the date set for the original meeting without the necessity of further notice. A Majority Shareholder Vote at a meeting of which a quorum is present shall decide any question, except when a different vote is required or permitted by any provision of the 1940 Act or other applicable law or by this Declaration of Trust or the By-Laws, or when the Trustees shall in their discretion require a larger vote or the vote of a majority or larger fraction of the Shares of one or more particular Series as stated herein. The Trust may take or authorize any action upon the concurrence of a majority of the aggregate number of the votes entitled to be cast thereon except that the affirmative vote of three-fourths of the outstanding Shares of each Class or Series entitled to be cast shall be necessary to authorize any of the following actions unless such action has been approved by a two-thirds majority of the Trustees (a) a merger or consolidation of the Trust (in which the Trust is not the surviving company); (b) the dissolution of the Trust; (c) the sale of substantially all of the assets of the Trust to any "person" (as such term is defined in the 1940 Act); (d) any amendment to this Declaration of Trust that makes any Class or Series of the Trust's Shares a "redeemable security" (as such term is defined in the 1940
Act); (e) any amendment to, repeal of or adoption of any provision inconsistent with Section 4.1(c) of this Declaration of Trust regarding Trustees; or (f) any amendment to this Declaration of Trust that reduces the three-fourths vote required to authorize the actions enumerated herein.

     SECTION 7.6. Action By Written Consent. Subject to the provisions of the 1940 Act and other applicable law, any action taken by Shareholders may be taken without a meeting if a majority of Shareholders entitled to vote on the matter (or such larger proportion thereof or of the Shares of any particular Series as shall be required by the 1940 Act or by any express provision of this Declaration of Trust or the By-Laws or as shall be permitted by the Trustees) consent to the action in writing and if the writings in which such consent is given are filed with the records of the meetings of Shareholders, to the


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same extent and for the same period as proxies given in connection with a
Shareholders' meeting. Such consent shall be treated for all purposes as a vote taken at a meeting of Shareholders.

     SECTION 7.7. Inspection of Records. The records of the Trust shall be open to inspection by Shareholders to the same extent as is permitted stockholders of a Delaware business corporation under the Delaware business corporation law.

     SECTION 7.8. Additional Provisions. The By-Laws may include further provisions for Shareholders' votes and meetings and related matters not inconsistent with the provisions hereof.

                                    ARTICLE 8

                    LIMITATION OF LIABILITY: INDEMNIFICATION

     SECTION 8.1. Trustees. Shareholders. etc. Not Personally Liable; Notice. The Trustees, officers, employees and agents of the Trust, in incurring any debts, liabilities or obligations, or in limiting or omitting any other actions for or in connection with the Trust, are or shall be deemed to be acting as Trustees, officers, employees or agents of the Trust and not in their own capacities. No Shareholder shall be subject to any personal liability whatsoever in tort, contract or otherwise to any other Person or Persons in connection with the assets or the affairs of the Trust or of any Series, and subject to Section
8.4 hereof, no Trustee, officer, employee or agent of the Trust shall be subject to any personal liability whatsoever in tort, contract, or otherwise, to any other Person or Persons in connection with the assets or affairs of the Trust or of any Series, save only that arising from his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office or the discharge of his functions. The Trust (or if the matter relates only to a particular Series, that Series) shall be solely liable for any and all debts, claims, demands, judgments, decrees, liabilities or obligations of any and every kind, against or with respect to the Trust or such Series in tort, contract or otherwise in connection with the assets or the affairs of the Trust or such Series, and all Persons dealing with the Trust or any Series shall be deemed to have agreed that resort shall be had solely to the Trust Property of the Trust or the Series Assets of such Series, as the case may be, for the payment or performance thereof.

     The Trustees shall use their best efforts to ensure that every note, bond, contract, instrument, certificate or undertaking made or issued by the Trustees or by any officers or officer shall give notice that a Certificate of Trust, referring to the Declaration of Trust, is on file with the Secretary of the state of Delaware and shall recite to the effect that the same was executed or made by or on behalf of the Trust or by them as Trustees or Trustee or as officers or officer, and not individually, and that the obligations of such instrument are not binding upon any of them or the Shareholders individually but are binding only upon the assets and property of the Trust, or the particular Series in question, as the case may be, but the omission thereof shall not operate to bind any Trustees or Trustee or officers or officer or Shareholders or Shareholder individually, or to subject the Series Assets of any Series to the obligations of any other Series.

     SECTION 8.2. Trustees' Good Faith Action; Expert Advice; No Bond or Surety. The exercise by the Trustees of their powers and discretions hereunder shall be binding upon everyone interested. Subject to Section 8.4 hereof, a Trustee shall be liable for his own willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the office of Trustee, and for nothing else, and shall not be liable for errors of judgment or mistakes of fact or law. Subject to the foregoing, (i) the


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

Trustees shall not be responsible or liable in any event for any neglect or wrongdoing of any officer, agent, employee, consultant, Investment Adviser, Administrator, Distributor or Principal Underwriter, Custodian or Transfer Agent, Dividend Disbursing Agent, Shareholder Servicing Agent or Accounting Agent of the Trust, nor shall any Trustee be responsible for the act or omission of any other Trustee; (ii) the Trustees may take advice of counsel or other experts with respect to the meaning and operation of this Declaration of Trust and their duties as Trustees, and shall be under no liability for any act or omission in accordance with such advice or for failing to follow such advice; and (iii) in discharging their duties, the Trustees, when acting in good faith, shall be entitled to rely upon the books of account of the Trust and upon written reports made to the Trustees by any officer appointed by them, any independent public accountant, and (with respect to the subject matter of the contract involved) any officer, partner or responsible employee of a Contracting Party appointed by the Trustees pursuant to Section 5.2 hereof. The Trustees as such shall not be required to give any bond or surety or any other security for the performance of their duties.

     SECTION 8.3. Indemnification of Shareholders. If any Shareholder (or former Shareholder) of the Trust shall be charged or held to be personally liable for any obligation or liability of the Trust solely by reason of being or having been a Shareholder and not because of such Shareholder's acts or omissions or for some other reason, the Trust (upon proper and timely request by the Shareholder) may assume the defense against such charge and satisfy any judgment thereon or may reimburse the Shareholders for expenses, and the Shareholder or former Shareholder (or the heirs, executors, administrators or other legal representatives thereof, or in the case of a corporation or other entity, its corporate or other general successor) shall be entitled (but solely out of the assets of the Series of which such Shareholder or former Shareholder is or was the holder of Shares) to be held harmless from and indemnified against all loss and expense arising from such liability.

     SECTION 8.4. Indemnification of Trustees, Officers, etc. Subject to the limitations, if applicable, hereinafter set forth in this Section 8.4, the Trust shall indemnify (from the assets of the Series or Series to which the conduct in question relates) each of its Trustees, officers, employees and agents (including Persons who serve at the Trust's request as directors, officers or trustees of another organization in which the Trust has any interest as a shareholder, creditor or otherwise (hereinafter, together with such Person's heirs, executors, administrators or personal representative, referred to as a "Covered Person")) against all liabilities, including but not limited to amounts paid in satisfaction of judgments, in compromise or as fines and penalties, and expenses, including reasonable accountants' and counsel fees, incurred by any Covered Person in connection with the defense or disposition of any action, suit or other proceeding, whether civil or criminal, before any court or administrative or legislative body, in which such Covered Person may be or may have been involved as a party or otherwise or with which such Covered Person may be or may have been threatened, while in office or thereafter, by reason of being or having been such a Trustee or officer, director or trustee, except with respect to any matter as to which it has been determined that such Covered Person (i) did not act in good faith in the reasonable belief that such Covered Person's action was in or not opposed to the best interests of the Trust; (ii) had acted with willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such Covered Person's office; or (iii) for a criminal proceeding, had reasonable cause to believe that his conduct was unlawful (the conduct described in (i), (ii) and (iii) being referred to hereafter as "Disabling Conduct"). A determination that the Covered Person is entitled to indemnification may be made by (i) a final decision on the merits by a court or other body before whom the proceeding was brought that the Covered Person to be indemnified was not liable by reason of Disabling Conduct,
(ii) dismissal of a court action or an administrative proceeding against a Covered Person for insufficiency of evidence of


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

Disabling Conduct, or (iii) a reasonable determination, based upon a review of the facts, that the indemnitee was not liable by reason of Disabling Conduct by
(a) a vote of a majority of a quorum of Trustees who are neither "interested persons" of the Trust as defined in Section 2(a)(19) of the 1940 Act nor parties to the proceeding (the "Disinterested Trustees"), or (b) an independent legal counsel in a written opinion. Expenses, including accountants' and counsel fees so incurred by any such Covered Person (but excluding amounts paid in satisfaction of judgments, in compromise or as fines or penalties), may be paid from time to time by one or more Series to which the conduct in question related in advance of the final disposition of any such action, suit or proceeding; provided that the Covered Person shall have undertaken to repay the amounts so paid to such Series if it is ultimately determined that indemnification of such expenses is not authorized under this Article 8 and (i) the Covered Person shall have provided security for such undertaking, (ii) the Trust shall be insured against losses arising by reason of any lawful advances, or (iii) a majority of a quorum of the Disinterested Trustees, or an independent legal counsel in a written opinion, shall have determined, based on a review of readily available facts (as opposed to a full trial type inquiry), that there is reason to believe that the Covered Person ultimately will be found entitled to indemnification.

     SECTION 8.5. Compromise Payment. As to any matter disposed of by a compromise payment by any such Covered Person referred to in Section 8.4 hereof, pursuant to a consent decree or otherwise, no such indemnification either for said payment or for any other expenses shall be provided unless such indemnification shall be approved (i) by a majority of a quorum of the Disinterested Trustees or (ii) by an independent legal counsel in a written opinion. Approval by the Trustees pursuant to clause (i) or by independent legal counsel pursuant to clause (ii) shall not prevent the recovery from any Covered Person of any amount paid to such Covered Person in accordance with either of such clauses as indemnification if such Covered Person is subsequently adjudicated by a court of competent jurisdiction not to have acted in good faith in the reasonable belief that such Covered Person's action was in or not opposed to the best interests of the Trust or to have been liable to the Trust or its Shareholders by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of the Covered Person's office.

     SECTION 8.6. Indemnification Not Exclusive, etc. The right of indemnification provided by this Article 8 shall not be exclusive of or affect any other rights to which any such Covered Person or shareholder may be entitled. As used in this Article 8, a "disinterested" Person is one against whom none of the actions, suits or other proceedings in question, and no other action, suit or other proceeding on the same or similar grounds is then or has been pending or threatened. Nothing contained in this Article 8 shall affect any rights to indemnification to which personnel of the Trust, other than Trustees and officers, and other Persons may be entitled by contract or otherwise under law, nor the power of the Trust to purchase and maintain liability insurance on behalf of any such Person.

     SECTION 8.7. Liability of Third Persons Dealing with Trustees. No person dealing with the Trustees shall be bound to make any inquiry concerning the validity of any transaction made or to be made by the Trustees or to see to the application of any payments made or property transferred to the Trust or upon its order.


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

                                    ARTICLE 9

               DURATION: REORGANIZATION: INCORPORATION; AMENDMENTS

     SECTION 9.1. Duration of Trust. Unless terminated as provided herein, the Trust shall have perpetual existence.

     SECTION 9.2. Termination of Trust. The Trust may be terminated at any time by a Majority of the Trustees, subject to the favorable vote of the holders of not less than a majority of the Shares outstanding and entitled to vote, or by an instrument or instruments in writing without a meeting, consented to by the holders of not less than a majority of such Shares. Any Series of the Trust may be terminated at any time by a majority of the Trustees and does not require a vote by the Shareholders of such Series. Upon termination, after paying or otherwise providing for all charges, taxes, expenses and liabilities, whether due or accrued or anticipated as may be determined by the Trustees, the Trust shall in accordance with such procedures as the Trustees consider appropriate reduce the remaining assets to distributable form in cash, Securities or other property, or any combination thereof, and distribute the proceeds to the Shareholders, in conformity with the provisions of Section 6.1(h) hereof. After termination of the Trust or any Series and distribution to the Shareholders as herein provided, a majority of the Trustees shall execute and lodge among the records of the Trust an instrument in writing setting forth the fact of such termination. Upon termination of the Trust, the Trustees shall thereupon, be discharged from all further liabilities and duties hereunder, and the rights and interests of all Shareholders shall thereupon cease. Upon termination of any Series, the Trustees shall thereupon be discharged from all further liabilities and duties with respect to such Series, and the rights and interests of all Shareholders of such Series shall thereupon cease.

     SECTION 9.3. Reorganization. The Trustees may sell, convey and transfer all or substantially all of the assets of the Trust, or the assets belonging to any one or more Series, to another trust, partnership, association, corporation or other entity organized under the laws of any state of the United States, or may transfer such assets to another Series of the Trust, in exchange for cash, Shares or other Securities (including, in the case of a transfer to another Series of the Trust, Shares of such other Series), or to the extent permitted by law then in effect may merge or consolidate the Trust or any Series with any other Trust or any corporation, partnership, or association organized under the laws of any state of the United States, all upon such terms and conditions and for such consideration when and as authorized by vote or written consent of a Majority of the Trustees and approved by the affirmative vote of the holders of not less than a majority of the Shares outstanding and entitled to vote of each Series whose assets are affected by such transaction, or by an instrument or instruments in writing without a meeting, consented to by the holders of not less than a majority of such Shares, and/or by such other vote of any Series as may be established by the Certificate of Designation with respect to such Series. Following such transfer, the Trustees shall distribute the cash, Shares or other Securities or other consideration received in such transaction (giving due effect to the assets belonging to and indebtedness of, and any other differences among, the various Series of which the assets have so been transferred) among the Shareholders of the Series of which the assets have been so transferred; and if all of the assets of the Trust have been so transferred, the Trust shall be terminated. Nothing in this Section 9.3 shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporations, trusts, partnerships, associations or other organizations, and to sell, convey or transfer less than substantially all of the Trust Property or the assets belonging to any Series to such organizations or entities.


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

     SECTION 9.4. Incorporation. Upon approval by Majority Shareholder Vote, the Trustees may cause to be organized or assist in organizing a corporation or corporations under the laws of any jurisdiction or any other trust, partnership, association or other organization to take over all of the Trust Property or to carry on any business in which the Trust shall directly or indirectly have any interest, and to sell, convey and transfer the Trust Property to any such corporation, trust, association or organization, in exchange for the shares or securities thereof, or otherwise, and to lend money to, subscribe for the shares of securities of, and enter into any contracts with any such corporation, trust, partnership, association or organization in which the Trust holds or is about to acquire shares or any other interests. The Trustees may also cause a merger or consolidation between the Trust or any successor thereto and any such corporation, trust, partnership, association or other organization if and to the extent permitted by law, as provided under the law then in effect. Nothing contained herein shall be construed as requiring approval of Shareholders for the Trustees to organize or assist in organizing one or more corporation, trusts, partnerships, associations or other organizations and selling, conveying or transferring a portion of the Trust Property to such organizations or entities.

     SECTION 9.5. Amendments; etc. All rights granted to the Shareholders under this Declaration of Trust are granted subject to the reservation of the right to amend this Declaration of Trust as herein provided, except that no amendment shall repeal the limitations on personal liability of any Shareholder or Trustee or the prohibition of assessment upon the Shareholders (otherwise than as permitted under Section 6.1(l)) without the express consent of each Shareholder or Trustee involved. Subject to the foregoing, the provisions of this Declaration of Trust (whether or not related to the rights of Shareholders) may be amended at any time, so long as such amendment does not adversely affect the rights of any Shareholder with respect to which such amendment is or purports to be applicable and so long as such amendment is not in contravention of applicable law, including the 1940 Act, by an instrument in writing signed by a Majority of the Trustees (or by an officer of the Trust pursuant to the vote of a Majority of the Trustees). Any amendment to this Declaration of Trust that adversely affects the rights of all Shareholders may be adopted at any time by an instrument in writing signed by a Majority of the Trustees (or by an officer of the Trust pursuant to a vote of a Majority of the Trustees) when authorized to do so by the vote in accordance with Section 7.1 hereof of Shareholders holding a majority of all the Shares outstanding and entitled to vote, without regard to Series, or if said amendment adversely affects the rights of the Shareholders of less than all of the Series, by the vote of the holders of a majority of all the Shares entitled to vote of each Series so affected. Notwithstanding any other provisions set forth in this Declaration of Trust, a provision in this Declaration of Trust requiring Shareholder approval of any action may be amended only with like Shareholder approval.

     SECTION 9.6. Filing of Copies of Declaration and Amendments. The original or a copy of this Declaration and of each amendment hereto (including each Certificate of Designation and Certificate of Termination) shall be kept at the office of the Trust where it may be inspected by any Shareholder. A restated Declaration, integrating into a single instrument all of the provisions of this Declaration which are then in effect and operative, may be executed from time to time by a Majority of the Trustees and shall, upon execution, be conclusive evidence of all amendments contained therein and may thereafter be referred to in lieu of the original Declaration and the various amendments thereto. A Certificate of Trust shall be filed in the office of the Secretary of State of the State of Delaware.


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

                                   ARTICLE 10

                                  MISCELLANEOUS

     SECTION 10.1. Notices. Any and all notices to which any Shareholder hereunder may be entitled and any and all communications shall be deemed duly served or given if mailed, postage prepaid, addressed to any Shareholder of record at his last known address as recorded on the applicable register of the Trust.

     SECTION 10.2. Governing Law. This Declaration of Trust is, with reference to the laws thereof, and the rights of all parties and the construction and effect of every provision hereof shall be, subject to and construed according to the laws of said The State of Delaware.

     SECTION 10.3. Counterparts. This Declaration of Trust and any amendment thereto may be simultaneously executed in several counterparts, each of which so executed shall be deemed to be an original, and such counterparts, together, shall constitute but one and the same instrument, which shall be sufficiently evidenced by any such original counterpart.

     SECTION 10.4. Reliance by Third Parties. Any certificate executed by an individual who, according to the records of the Trust is a Trustee hereunder, certifying to: (a) the number or identity of Trustees or Shareholders, (b) the due authorization of the execution of any instrument or writing, (c) the form of any vote passed at a meeting of Trustees or Shareholders, (d) the fact that the number of Trustees or Shareholders present at any meeting or executing any written instrument satisfies the requirements of this Declaration of Trust, (e) the form of any By-Law adopted, or the identity of any officers elected, by the Trustees, (f) the existence or nonexistence of any fact or facts which in any manner relate to the affairs of the Trust, or (g) the name of the Trust or the establishment of a Series shall be conclusive evidence as to the matters so certified in favor of any Person dealing with the Trustees, or any of them, and the successors of such Person.

     SECTION 10.5. References; Headings. The masculine gender shall include the feminine and neuter genders. Headings are placed herein for convenience of reference only and shall not be taken as a part of this Declaration or control or affect the meaning, construction or effect hereof.

     SECTION 10.6. Provisions in Conflict With Law or Regulation. (a) The provisions of this Declaration are severable, and if the Trustees shall determine, with the advice of counsel, that any of such provisions is in conflict with the 1940 Act, the regulated investment company provisions of the Internal Revenue Code of 1986 or with other applicable laws and regulations, the conflicting provision shall be deemed never to have constituted a part of this Declaration; provided, however, that such determination shall not affect any of the remaining provisions of this Declaration or render invalid or improper any action taken or omitted prior to such determination.

     (b) If any provision of this Declaration shall be held invalid or unenforceable in any jurisdiction, such invalidity or unenforceability shall attach only to such provision in such jurisdiction and shall not in any manner affect such provision in any other jurisdiction or any other provision of this Declaration in any jurisdiction.

     SECTION 10.7. Use of the Name "Van Kampen". Van Kampen Investments Inc. ("Van Kampen") has consented to the use by the Trust and by each Series thereof to the identifying words "Van Kampen" in the name of the Trust and of each Series thereof. Such consent is conditioned upon the Trust's employment of Van Kampen Asset Management, its successors or a subsidiary or affiliate thereof as investment adviser to the Trust and to each Series thereof. As between Van Kampen Asset Management and the Trust, Van Kampen Asset Management shall control the use of such name insofar as such name contains the identifying words "Van Kampen". Van Kampen Asset Management may from time to time use the identifying words "Van Kampen" in other connections and for other purposes, including without limitation in the names of other investment companies, corporations or businesses that it may manage, advise, sponsor or own or in which it may have a financial interest. Van Kampen may require the Trust or any Series to cease using the identifying words "Van Kampen" in the name of the Trust or any Series thereof if the Trust or any Series thereof ceases to employ Van Kampen, its successors or a subsidiary or affiliate thereof as investment adviser.

     IN WITNESS WHEREOF, the undersigned, being the initial Trustee, has set his hand and seal, for himself and his assigns, unto this Declaration of Trust of Van Kampen Global Credit Opportunities Fund, all as of the day and year first above written.


/s/ Ronald E. Robison
--------------------------------------
Ronald E. Robison

                                 ACKNOWLEDGMENT

CITY OF NEW YORK   )
                   ) ss
STATE OF NEW YORK  )

                                                                  March 15, 2007

     Then personally appeared the above named Ronald E. Robison and acknowledged the foregoing instrument to be his free act and deed.

Before me,

                                        /s/ Laura E. Matthews
                                        ----------------------------------------
                                        (Notary Public)

                                        My commission expires: 10/18/2010


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